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                                                             Sub-Item 77 Q 1 (e)

                                 AMENDMENT NO. 5
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

     This Amendment dated as of October 29, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated May 1, 2008, between Invesco Advisers, Inc. (the "Adviser"), on behalf of AIM Counselor Series Trust (Invesco Counselor Series Trust), and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

                              W I T N E S S E T H:

     WHEREAS, the parties desire to amend the Contract to remove the following series portfolios: Invesco Structured Growth Fund, Invesco Structured Value Fund, Invesco Van Kampen Money Market Fund and Invesco Van Kampen Tax Free Money Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A

                                      FUNDS

              Invesco Balanced Fund
              Invesco California Tax-Free Income Fund
              Invesco Core Plus Bond Fund
              Invesco Dividend Growth Securities Fund
              Invesco Equally-Weighted S&P 500 Fund
              Invesco Floating Rate Fund
              Invesco Fundamental Value Fund
              Invesco Large Cap Relative Value Fund
              Invesco Multi-Sector Fund
              Invesco New York Tax-Free Income Fund
              Invesco S&P 500 Index Fund
              Invesco Select Real Estate Income Fund
              Invesco Structured Core Fund
              Invesco Van Kampen American Franchise Fund
              Invesco Van Kampen Core Equity Fund
              Invesco Van Kampen Equity and Income Fund
              Invesco Van Kampen Equity Premium Income Fund
              Invesco Van Kampen Growth and Income Fund
              Invesco Van Kampen Pennsylvania Tax Free Income Fund Invesco Van Kampen Small Cap Growth Fund"

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     2.   All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

                                     INVESCO ADVISERS, INC.

                                     Adviser

                                     By:    /s/ John M. Zerr
                                     Name:  John M. Zerr
                                     Title: Senior Vice President

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                                     INVESCO TRIMARK LTD.

                                     Sub-Adviser

                                     By:    /s/ Eric J. Adelson
                                     Name:  Eric J. Adelson
                                     Title: Senior Vice President,
                                             Legal and Secretary

                                     By:    /s/ Wayne Bolton
                                     Name:  Wayne Bolton
                                     Title: Vice President, Compliance &
                                             Chief Compliance Officer

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                                     INVESCO ASSET MANAGEMENT
                                     DEUTSCHLAND GMBH

                                     Sub-Adviser

                                     By:    /s/ Langewand, Jens/ /s/ A. Lehmann
                                            -----------------------------------
                                     Name:  Dr. Jens Langewand/ A. Lehmann
                                     Title: Managing Directors

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                                     INVESCO ASSET MANAGEMENT LIMITED

                                     Sub-Adviser

                                     By:    /s/ Marc Doman
                                            -----------------------------------
                                     Name:  Marc Doman
                                     Title: Director

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                                     INVESCO ASSET MANAGEMENT (JAPAN) LTD.

                                     Sub-Adviser

                                     By:    /s/ Alexander M. Prout
                                            -----------------------------------
                                     Name:  Alexander M. Prout
                                     Title: President and CEO

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                                     INVESCO AUSTRALIA LIMITED

                                     Sub-Adviser

                                     By:/s/ Mark Yesberg/ /s/ Ian Coltman.
                                            -----------------------------------
                                     Name:  Mark Yesberg / Ian Coltman
                                     Title: Head of Product & Marketing /
                                             Head of Legal

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                                     INVESCO HONG KONG LIMITED

                                     Sub-Adviser

                                     By:    /s/ Anna Tong / /s/ Fanny Lee
                                            -----------------------------------
                                     Name:  Anna Tong/ Fanny Lee
                                     Title: Director/Director

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                                     INVESCO SENIOR SECURED MANAGEMENT, INC.

                                     Sub-Adviser

                                     By:    /s/ Jeffrey H. Kupor
                                            -----------------------------------
                                     Name:  Jeffrey H. Kupor
                                     Title: Secretary & General Counsel